UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2023

NYIAX, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41626	46-0547534
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 Maiden Lane, 11th Floor

New York, NY 10005

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (917) 444-9259

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 1 – Registrant’s Business Operations

Item 1.01. Entry into a Material Definitive Agreement

On September 20, 2023, NYIAX, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Agreement”) with Boustead Securities, LLC (“Boustead”) to settle any and all potential claims and counterclaims that may arise from the consummation of certain financing transactions pursuant to that certain engagement letter, dated March 23, 2021, by and between the Company and Boustead (the “Engagement Letter”).

In March 2023, the Company delivered notice of termination of the Engagement Letter to Boustead and subsequently engaged another underwriter to complete its initial public offering (“IPO”). Boustead has claimed that under the Engagement Letter, the Company owes or will owe Boustead approximately $1 million for commissions on funds privately raised by the Company during its engagement with Boustead and approximately $1,230,000 if the Company completes an IPO with another underwriter. The Company disputes the amounts owed that have been claimed by Boustead.

Pursuant to the terms of the Agreement, and in order to settle the dispute with Boustead amicably and efficiently, the Company and Boustead have agreed to a contingent mutual release and waiver of claims in exchange for a cash payment of $515,000 by the Company to Boustead as a deduction from the offering proceeds upon consummation of the Company’s IPO. The Agreement also provides Boustead for certain indemnification under Section 4 of the Engagement Letter. Unless otherwise amended, the Agreement shall be deemed null and void in the event the Company’s IPO is not consummated by December 31, 2023. If the settlement is finalized with the consummation of the Company’s initial public offering, the Company does not anticipate any additional charges related to this threatened litigation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

The Company’s board of directors has determined that the mutual settlement with Boustead is in the best interests of the Company given the high probability of protracted and costly litigation and an uncertain result. The Company also believes that elimination of potential litigation as a result of the settlement with Boustead will facilitate the Company’s plan to complete its initial public offering. There can be no assurance that the Company will complete a public offering of its securities.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Release, effective as of September 20, 2023, by and between NYIAX, Inc. and Boustead Securities, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2023	NYIAX, Inc.

	By:	/s/ Joseph G. Passaic, Jr.
		Name:	Joseph G. Passaic
		Title:	Corporate Secretary

3